Project WORLD

Special Committee Discussion Materials

July 2023 / Confidential

Jefferies LLC

Member SIPC

Jefferies

Disclaimer

The following pages contain material provided to the Special Committee (the "Committee") of the Board of Directors (the "Board") of WORLD (the "Company") by Jefferies LLC ("Jefferies") in connection with Project WORLD.

These materials were prepared on a confidential basis in connection with an oral presentation to the Board and not with a view toward complying with the disclosure standards under state or federal securities laws or otherwise. These materials are solely for use of the Board in its evaluation of the proposed transaction and may not be used for any other purpose or disclosed to any party without Jefferies' prior written consent.

The information contained in this presentation was based solely on publicly available information or information furnished to Jefferies by the Company. Jefferies has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fairly presented in all respects. None of Jefferies, its affiliates or its or their respective employees, directors, officers, contractors, advisors, members, successors or agents makes any representation or warranty in respect of the accuracy, completeness or fair presentation of any information or any conclusion contained herein. Jefferies, its affiliates and its and their respective employees, directors, officers, contractors, advisors, members, successors and agents shall have no liability with respect to any information or matter contained herein, or any oral information provided herewith or data any of them generates. Jefferies undertakes no obligation to update these materials.

This presentation is a preliminary valuation only and does not constitute a fairness opinion of Jefferies as to the value of the Company, and as such, should not be relied upon by the Company or by any other person as such.

Neither Jefferies nor any of its affiliates is an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction.

Situation Update

- Since the Special Committee Meeting on June 30th, the following developments have occurred:
  - Jefferies' draft engagement letter has been submitted and under review by counsel
  - Initial advisor "listen mode" conversation with Bidder, driven by inbound outreach
    - Indicated understanding of the need for the Special Committee to conduct a thorough process
    - Indicated openness to a potential higher proposal, subject to validation by due diligence
    - Eager to begin due diligence when available
- Proposed Next Steps:
  - Communication to the market regarding advisor retention and review of strategic alternatives, subject to Special Committee's direction

Status Quo	Equity Raise (Deleverage / Fuel M&A)	Strategic Sale (Whole or Parts)	Merger / Combination	Sponsor Sale / LBO

  - Preliminary due diligence request lists provided to Company
    - Advisor due diligence, to support evaluation of strategic alternatives and valuation analyses
    - Illustrative potential buyer request list, to support construction of bidder-facing data room
  - Review potential buyers / investors and valuation benchmarks

Illustrative Analysis at Various Prices

($Millions, except price per share)

Illustrative Analysis at Various Prices

		Share Price 6/23/23	Current 7/07/23	Proposal					
Illustrative Stock Price per Share		**$3.12**	**$3.92**	**$4.00**	**$5.00**	**$6.00**	**$7.00**	**$8.00**	**$8.50**
Fully Diluted Shares Outstanding[1]		44.169	44.169	44.169	44.169	44.169	44.169	44.169	44.169
Fully Diluted Market Capitalization		**$138**	**$173**	**$177**	**$221**	**$265**	**$309**	**$353**	**$375**
Term Loan (as of 3/31/23)		368	368	368	368	368	368	368	368
Revolving Credit Facility (as of 3/31/23)		72	72	72	72	72	72	72	72
Less: Cash and Cash Equivalents (as of 3/31/23)		(27)	(27)	(27)	(27)	(27)	(27)	(27)	(27)
Implied Enterprise Value		**$551**	**$586**	**$590**	**$634**	**$678**	**$722**	**$766**	**$788**
Implied Premiums									
Premium to Unaffected (06/23)	*$3.12*	-	26%	28%	60%	92%	124%	156%	172%
Premium / (Discount) to Current (07/07)	*$3.92*	(20%)	-	2%	28%	53%	79%	104%	117%
Premium to 30 day VWAP (06/23)[2]	*$3.03*	3%	29%	32%	65%	98%	131%	164%	180%
Premium to 60 day VWAP (06/23)[2]	*$2.92*	7%	34%	37%	71%	106%	140%	174%	192%
Premium to 90 day VWAP (06/23)[2]	*$2.76*	13%	42%	45%	81%	117%	154%	190%	208%
Premium / (Discount) to 52-Week High	*$6.74*	(54%)	(42%)	(41%)	(26%)	(11%)	4%	19%	26%
Premium / (Discount) to 52-Week Low	*$2.09*	49%	88%	91%	139%	187%	235%	283%	307%
Adjusted EBITDA Multiples	**EBITDA**								
FY2022A	$79	7.0x	7.4x	7.4x	8.0x	8.6x	9.1x	9.7x	10.0x
LTM March 2023A	$78	7.1x	7.5x	7.6x	8.1x	8.7x	9.3x	9.8x	10.1x
FY2023P - Consensus	$76	7.2x	7.7x	7.7x	8.3x	8.9x	9.5x	10.0x	10.3x
FY2024P - Consensus	$83	6.6x	7.0x	7.1x	7.6x	8.1x	8.7x	9.2x	9.5x

Sources: S&P Capital IQ as of July 7th, 2023, WORLD latest 10-Q filing (As of March 31, 2023).

(1) Includes 42,245,974 common shares (including 3,000,000 common shares currently held in escrow), 1,162,688 RSUs, 131,470 RSAs, 629,305 PSUs, 19,491,320 public warrants and 771,980 private warrants. Each warrant is exercisable for one-half of one share at a strike price of $11.50 per whole share.

(2) VWAP calculated based on calendar days.

WORLD Research Coverage and Estimates

Analyst Estimates

Date	Firm	Recommendation	Price Target	FY2023E Revenue	FY2023E EBITDA	Valuation Methodology
06/27/23	Canaccord Genuity LLC	Buy	$5.00	$558	$77	8.0x FY2024E EBITDA
06/26/23	Jefferies	Buy	$7.00	$552	$76	8.5x FY2024E EBITDA
06/26/23	Roth Capital Partners	Buy	$5.00	$557	$76	8.0x FY2023E EBITDA
05/11/23	Imperial Capital	Outperform	$8.50	$555	$76	10.0x FY2023E EBITDA
05/10/23	Cowen & Company	Outperform	$7.00	$555	$76	7.5x FY2024E EBITDA
05/10/23	Lake Street	Buy	$6.00	$550	$76	8.5x FY2024E EBITDA
Analyst Consensus			**$6.92**	**$555**	**$76**	
Company Guidance				**$558**(1)	**$77**(1)	

– – – Revised Post ROSWELL Bid

One-Year Stock Price Performance (07/07/23)


(Thousands)
6,000
5,000
4,000
3,000
2,000
1,000
0
$16.00
$12.00
$8.00
$6.92
$4.00
$3.92
$0.00
Jul-22
Sep-22
Nov-22
Jan-23
Mar-23
May-23
Jul-23
Volume
Share Price
Research Analysts' Price Target

Source: Wall Street research and Capital IQ as of July 7, 2023.
(1) Based on midpoint of Company FY2023E guidance:$550-$565 revenue and $76-$78 adjusted EBITDA.

Preliminary Analysis of Selected Public Companies


EV / 2023E EBITDA
Ingredients Median: 8.0x
Mid-Cap Packaged Food Median: 14.6x
7.7x
7.2x
9.6x
8.6x
8.0x
6.7x(2)
5.3x
16.7x
16.7x
16.0x
13.3x
11.4x
10.2x
Roswell Proposal
Market Valuation (Unaffected)(1)
TATE & LYLE
ADM
Ingredion
BUNGE
SÜDZUCKER
sovos brands
bellring
Simply Good
Hostess
HAIN CELESTIAL
B&G Foods, Inc.
Enterprise Value ($M)
$590
$551
$4,088
$51,762
$9,601
$19,780
$6,929
$2,319
$5,587
$4,012
$4,245
$1,966
$3,281


EV / 2024E EBITDA
Ingredients Median: 7.6x
Mid-Cap Packaged Food Median: 13.6x
7.1x
6.6x
9.2x
9.0x
7.6x
7.0x(2)
5.5x
15.0x
14.9x
14.8x
12.4x
10.6x
9.9x
Roswell Proposal
Market Valuation (Unaffected)(1)
ADM
TATE & LYLE
Ingredion
BUNGE
SÜDZUCKER
sovos brands
Simply Good
bellring
Hostess
HAIN CELESTIAL
B&G Foods, Inc.
Enterprise Value ($M)
$590
$551
$51,762
$4,088
$9,601
$19,780
$6,929
$2,319
$4,012
$5,587
$4,245
$1,966
$3,281

Source: S&P Capital IQ as of July 7th, 2023.
(1) As of June 23, 2023.
(2) Multiples for Bunge represent current standalone figures, unaffected for the recent announcement of merger with Viterra on June 12, 2023.

Preliminary Analysis of Selected Ingredients M&A Transactions

($Millions)

Acquiror	Target	Date Announced	Enterprise Value	EV / LTM Revenue	EV / LTM EBITDA	EBITDA Margin
Bunge	Viterra	06/12/23	$17,300	0.2x	8.2x	2.9%
Exponent	iff Flavored Ingredients Business	02/16/23	$220	2.2x	NA	NA
Solina	Saratoga Food Specialties	10/04/22	$588	2.1x	NA	NA
Orkla	Denali Ingredients	10/03/22	$200	2.0x	13.9x	14.5%
Capvest	Natra	06/01/22	$535	1.1x	NA	NA
eagle foods	General Mills Helper & Suddenly Salad	05/24/22	$610	2.6x	NA	NA
DSM	First Choice	09/02/21	$453	6.0x	19.8x	30.5%
KPS Capital Partners, LP	Tate & Lyle Primary Products Business	07/11/21	$1,700	0.7x	NA	NA
Olam Food Ingredients	Olde Thompson since 1911	04/28/21	$950	NA	11.5x	NA
World	Wholesome	12/16/20	$180	NA	7.8x	NA

Acquiror	Target	Date Announced	Enterprise Value	EV / LTM Revenue	EV / LTM EBITDA	EBITDA Margin
World	Swerve	11/09/20	$80	2.2x	14.8x	15.0%
B&G Foods, Inc.	Crisco	10/25/20	$550	2.0x	7.9x	25.9%
Ingredion	PureCircle	04/08/20	$317	2.6x	NA	NA
Act II Acquisition Corp.	World	12/19/19	$516	1.9x	7.9x	24.1%
Investindustrial	Natra	01/02/19	$215	0.5x	5.5x	9.0%
Mitsui & Co.	SIS	09/20/18	$100	0.7x	NA	NA
Cooke	Omega Protein	10/05/17	$486	1.2x	6.3x	19.8%
Bunge	IOI Loders Croklaan	09/11/17	$1,351	0.8x	12.9x	6.6%
Monster	American Fruits and Flavors	02/22/16	$690	4.1x	NA	NA
Kelso	eagle foods (J.M. Smucker Assets)	11/02/15	$194	1.0x	NA	NA
Mean:				**1.9x**	**10.6x**	**16.5%**
Median:				**2.0x**	**8.2x**	**15.0%**

Source: Company filings, S&P Capital IQ, Mergermarket and Jefferies IB estimates.

Preliminary Analysis of Selected Packaged Foods M&A Transactions

($Millions)

Acquiror	Target	Date Announced	Enterprise Value	EV / LTM		EBITDA Margin
				Revenue	EBITDA	
Hometown	Birch Benders	01/09/23	$40	3.8x	NA	NA
Perfetti Van Melle	Mondelēz International Gum Busienss	12/19/22	$1,350	NA	15.0x	NA
Barilla	Back to Nature	12/16/22	$51	1.0x	NA	NA
Investindustrial	TreeHouse Meal Prep Busienss	08/11/22	$950	0.6x	13.6x	4.4%
Mondelēz International	Clif Bar	06/20/22	$2,900	3.3x	NA	NA
Capvest	Natra	06/01/22	$535	1.1x	NA	NA
J&J Snack Foods	Dippin' Dots	05/18/22	$222	2.8x	12.0x	23.1%
Ferrero	Fulfil	04/25/22	$161	4.0x	NA	NA
Mondelēz International	Bimbo Ricolino	04/24/22	$1,300	2.6x	NA	NA
Riverview	Westrock Coffee Ricolino	04/03/22	$1,086	1.1x	14.5x	7.8%
Hain Celestial	That's How We Roll	12/12/21	$259	2.4x	NA	NA
Hershey	Dot's Pretzels	11/09/21	$900	5.6x	15.2x	37.0%
Utz Brands	RW Garcia	11/01/21	$56	0.8x	9.7x	8.8%
Grupo Bimbo	Popcornopolis	10/28/21	$200	2.8x	NA	NA
Mondelēz International	Chipita	05/25/21	$2,000	3.4x	NA	NA
Mondelēz International	Grenade	03/21/21	$277	4.1x	NA	NA
Sodiaal	Yoplait	03/07/21	$475	0.6x	NA	NA

Acquiror	Target	Date Announced	Enterprise Value	EV / LTM		EBITDA Margin
				Revenue	EBITDA	
Hormel	Kraft Heinz Nuts Business	02/10/21	$3,350	3.4x	12.5x	26.8%
Utz Brands	Truco	11/12/20	$480	2.5x	9.6x	25.6%
Lactalis	Kraft Heinz Natural Cheese Business	09/14/20	$3,200	1.8x	12.0x	14.8%
Sovos Brands	Birch Benders	08/26/20	$151	3.1x	NA	NA
Hostess	Voortman	12/02/19	$320	3.6x	16.0x	22.2%
Ebro	Tilda	08/27/19	$342	1.8x	13.5x	13.6%
Simply Good Foods	Quest Nutrition	08/20/19	$1,000	2.9x	20.0x	14.5%
KKR	Campbell International	08/01/19	$2,200	2.5x	NA	NA
Mondelēz International	Perfect Bar	06/19/19	$284	4.1x	NA	NA
Ferrero	Keebler	03/31/19	$1,300	1.4x	NA	NA
Kraft Heinz	Primal Kitchen	11/29/18	$201	4.0x	NA	NA
Conagra	Pinnacle	06/27/18	$10,900	3.5x	18.7x	18.5%
Nestlé	Starbucks	05/06/18	$7,150	3.6x	15.0x	23.8%
Smucker's	Ainsworth	04/03/18	$1,900	NA	13.9x	NA
General Mills	Blue	02/22/18	$7,935	6.2x	25.3x	24.6%
Ferrero	Nestlé U.S. Confectionary	01/15/18	$2,800	3.3x	22.0x	15.0%
Mean:				**2.8x**	**15.2x**	**18.7%**
Median:				**2.9x**	**14.5x**	**18.5%**

Source: Company filings, S&P Capital IQ, Mergermarket and Jefferies IB estimates.

Illustrative Premiums Analysis – Equity Values $100m – $500m

U.S. and Canada All Cash M&A Majority Transactions, Announced Since January 2018

One-Day & 4-Week Premiums Selected Statistics(1)


75%
60%
45%
30%
15%
0%
Premium
19.0%
21.2%
36.9%
40.0%
63.8%
68.8%
25th Percentile
Median
75th Percentile
One-Day Premium
4-Week Premium

One-Day & 4-Week Premiums(1)


45%
30%
15%
0%
Frequency
7.9%
8.9%
7.9%
4.5%
10.1%
10.1%
16.3%
14.5%
12.4%
12.8%
11.8%
10.1%
33.7%
39.1%
< 0%
0-10%
10-20%
20-30%
30-40%
40-50%
50%+
Premium Intervals
One-Day Premium
4-Week Premium

Source: Thomson Reuters as of June 28, 2023
(1) 4-week premium based on closing stock price 4 weeks prior to announcement.

Preliminary List of Potential Buyers

Strategic

WholeCo

- Associated British Foods plc
- B&G Foods, Inc.
- Conagra Brands
- Cumberland Packing corp
- eagle foods (Kelso)
- Florida Crystals
- General Mills
- Goya
- Heartland Food Products Group
- KraftHeinz
- McCormick
- Nestlé
- The Simply Good Foods Company
- sovos brands
- Strauss
- The J.M. Smucker Co
- U.S. Sugar
- Upfield (KKR)

Food & Ingredients Segment Only

- ADM
- Bunge
- Darling Ingredients
- Ingredion
- Südzucker
- symrise
- Tate & Lyle

Financial Sponsors

- Arbor Investments
- Ardian
- Arlon
- Bansk
- Brynwood Partners – Consumer Private Equity
- Capvest
- Centre Partners
- CIC Partners
- Cornell Capital
- Falfurrias Capital
- Investindustrial – building better companies
- Kainos – Change Capital at Work
- Kelso Private Equity
- Littlejohn & Co.
- MidOcean Partners
- Nexus Capital
- Olympus Partners
- Paine Schwartz Partners
- Peak Rock Capital
- Vestar
- Wind Point Partners
- Yellow Wood Partners

Appendix

Initial High Priority Diligence Request List (Jefferies)

1. 5 Year Plan including Income Statement, Cash Flow Statement and Balance Sheet, along with all assumptions, supporting schedules and backup files
2. Segment (Branded CPG and Flavors & Ingredients) / brand P&Ls for the last 3 years pro forma for all acquisitions
   a) Monthly sales, COGS, labor, other operating expenses, rent and operating profit
   b) Breakout sales by channel
3. Internal strategy presentations on M&A strategy and pipeline
4. Detail on cost savings initiatives to date (on a run-rate basis) and planned cost saving initiatives, including any internal presentations providing overview of cost saving initiatives
5. Detail on historical and expected capital expenditures, broken out between maintenance and growth
6. Bridge between reported and adjusted EBITDA for LTM period and estimated for full year 2023. Detail on any run-rate or proforma adjustments related to cost savings, unrealized synergies, etc.
7. Detail / any support for supply chain reinvention addback
8. Detail on corporate overhead by segment
9. Detail on latest share count including all dilutive securities (such as warrants, options, RSAs, PSUs, RSUs, etc.) with details such as strike price, number of vested / unvested securities
10. Any detail on capital structure including debt documents, to the extent not public
11. Public company expenses to be eliminated in connection with a take private transaction
12. Detail on NOLs (including Federal and State), remaining life of NOLs and any schedule forecasting their use over time
13. Detail on any pending liabilities related to the recently terminated pension plan

Potential Incremental Requests from ROSWELL

I. **General Corporate**
   A. Organization chart for senior management and entire organization by business unit

II. **Financial**
   A. Detailed monthly historical financial results available for each revenue segment with detail on components in COGS and SG&A for 2020 through YTD 2023 (pro forma for acquisitions to the extent feasible)
   B. Detailed monthly budget for 2023 and bridge to end of year cash and debt
   C. Detail on change in control costs and financial covenants for outstanding debt obligations
   D. Schedule of any debt-like items including any contingent liabilities
   E. Detailed support for historical EBITDA adjustments
   F. Detail on key initiatives
      i. SKU rationalization / optimization
      ii. Changes in pricing and volume
      iii. Optimization of SG&A and working capital

III. **Customers, Sales & Marketing**
   A. Sales by channel by brands by SKU from 2021 to YTD 2023
   B. List of top distribution points (such as retailers) by volume and by geography
   C. Major distribution point wins / losses over time including any explanation behind major losses
   D. Any psychographic study on customers / any customer segmentation study / study focused on brand attributes / key ESG documents
   E. Copies of all material contracts, agreements or other arrangements with top retailers / distributors including a summary of typical terms

IV. **Product**
   A. Historical product development – description of historical development process and strategic rationale, and timeline of new product launches
   B. New product development – description of current NPD initiatives and launch timeline; discuss development process and use of internal vs. external resources for formulations
   C. Scientific studies and clinical studies commissioned
   D. Documentation and details regarding any product recalls, safety issues and adverse event reporting

V. **Supply Chain**
   A. List of key suppliers / vendors (including length of relationship)
   B. Copies of all material contracts, agreements or other arrangements with top suppliers including a summary of typical terms

VI. **Human Resources**
   A. Employee census including location, function, current salary or wage rate, full or part-time for 2021, 2022 and YTD 2023
   B. Employment agreements for members of senior management team

VII. **Other**
   A. Any contracts that include material change in control costs
   B. List of all settled and ongoing litigation

Proposal Summary

Acquiror	Sababa Holdings FREE, LLC (a Martin Franklin affiliated entity)
Price per Share	■ $4.00 per share in cash ■ Represents a 28.2% premium to $3.12 as of 6/23/23, and a 45.5% premium to the Company's 3-month volume weighted average trading price of $2.76
Transaction Overview	■ Acquire all outstanding WORLD shares not owned and combine WORLD with ROSWELL
Proposed Financing	■ 100% cash offer; financing sources not specified
Management & Employees	■ Would discuss the creation and implementation of appropriate senior management incentive programs to reward exceptional future operating performance
Due Diligence Requirements	■ Expect due diligence to primarily focus on financial and legal diligence
Timing	■ Can complete due diligence and negotiate all definitive documentation within 90 days from the date of the proposal
Specified Rationale and Value-Add	■ All-cash proposal represents compelling and immediate value for WORLD shareholders at a time of considerable macroeconomic uncertainty ■ ROSWELL and WORLD are stronger together than they are apart. Both businesses sell to many of the same customers and share fundamental business qualities that make a combination very compelling ■ WORLD team has built an attractive business that is well positioned to grow and succeed but is burdened by a capital structure and public company pressures that inhibit the Company from pursuing attractive growth strategies and increased investment in its business ■ Sababa believes that existing WORLD stockholders would not be able to achieve such appreciation without a significant capital raise which would dilute all such stockholders. Additionally, the Company appears to be close to maximizing its limits on certain financial covenants imposed under its credit facilities, therefore leaving very little margin for unexpected events that may occur at the Company
Required Approvals	■ Sababa acknowledges that the Board and any committee it may choose to establish would have to consider in connection with any potential opportunity or transaction, particularly one of this nature ■ Sababa acknowledges that any definitive agreement would be subject to the requisite approval of the Company's other shareholders
Key Contacts	■ Martin Franklin, Manager of Sababa Holdings FREE, LLC & Chairman of ROSWELL

Source: WORLD Schedule 13D Filed on 6/25/23.

Average Purchase Price per Share Calculation for Martin Franklin Affiliated Entities

	Purchase Date	Purchasing Entity	Number of Shares	Weighted Average Price	Weighted Value	Price Range
1	4/18/2022 - 5/18/2022	Sababa Holdings FREE	5,766,300	$6.81(1)	$39,268,503	
		Marpet, LLC	50,000	6.81(1)	340,500	
2	3/13/2023	Sababa Holdings FREE	1,900,000	2.97	5,643,000	$2.77 to $3.10
3	3/14/2023	Sababa Holdings FREE	120,000	2.95	354,000	$2.86 to $3.00
4	3/15/2023	Sababa Holdings FREE	580,000	2.79	1,618,200	$2.67 to $2.87
5	6/16/2023	Sababa Holdings FREE	488,923	3.00	1,466,671	$2.97 to $3.00
		Total	8,905,223	$5.47	$48,690,874	

Stock Performance since April 2022


Price per Share
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Apr-22
Jun-22
Aug-22
Oct-22
Dec-22
Feb-23
Apr-23
Jun-23
Series1
1
2
3
4
5
Current Price:
$3.92

Description of Affiliated Entities

Entity	Relationship with Martin Franklin
Sababa Holdings FREE LLC	▪ Sababa Holdings FREE owns 8,855,223 shares of WORLD ▪ Martin Franklin is the manager of this entity
Marpet, LLC	▪ Marpet owns 50,000 shares of WORLD ▪ Martin Franklin is the manager of this entity and his Trust owns 75% of Marpet

Source: 13D Filings, Bloomberg. WORLD stock price data as of 7/7/2023.
(1) Represents VWAP of WORLD stock for period beginning 4/1/2022 and ending 6/30/2022, per Bloomberg. Does not represent VWAP of individual purchases of securities.